Exhibit 99.1

Trestle Holdings, Inc. Announces Departure of Andrew Borsanyi

Crosby Haffner Named Interim President

NEWPORT BEACH, CA - (BUSINESS WIRE) October 31, 2003— (OTCBB.TLHO) Trestle Holdings, Inc., a supplier of tissue imaging and telemedicine applications, announced today that Andrew Borsanyi has resigned as President of the Company, effective October 31, 2003, to pursue other interests.  Crosby Haffner, Managing Director of Doherty & Company, LLC and an executive consultant to the Company since June 2003, will act as Interim President and will work with Mr. Borsanyi to effect the transition.

Upon announcing his resignation, Mr. Borsanyi said “I have had a wonderful four years building Trestle to its current exciting position.  Through these experiences, I have realized that both my interests and strengths lie in leading entrepreneurial-stage companies, and I am exploring various promising alternatives.  I remain, however, an advisor to the Company and a strong believer in the growth prospects for both the digital imaging and telemedicine businesses.”

“Andrew has made significant contributions during his tenure at Trestle,” said Michael Doherty, Chairman of Trestle Holdings, Inc.  “His tenacity and leadership played a key role during the Company’s development. We wish him luck in his new endeavors.”

About Trestle Holdings, Inc.

Trestle Holdings, Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The Company’s products, MedReach, MedMicro and MedScan, link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables new collaboration and data analysis methods, reduces time to market for new drugs and improves patient care.

MedMicro, the Company’s tissue imaging product, transforms traditional glass microscopy slides into a flexible and leverageable digital format. Tissue analysis is a local, highly manual and glass-intensive “bottleneck” process for both clinical care and drug discovery. MedMicro allows microscope users to view, manipulate, and store visually lossless digital images from multiple remote locations instantly rather than in hours or days. MedScan, the Company’s second generation product, performs high throughput whole glass digitization, facilitating clinical and research digital image analysis, digital workflow and data mining applications.

MedReach, the Company’s telemedicine product, allows healthcare organizations to service increased patient traffic without personnel or facility investments. MedReach enables remote examination, diagnosis, and treatment of patients with real-time integration of voice, video, and patient data, including various types of medical imaging. For more information: http://www.trestlecorp.com.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information Contact:

Trestle Corporation, Michael Doherty, 949/673-1907

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